As filed with the Securities and Exchange Commission on February 24, 2011

Registration No. 333-________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

UNDER ARMOUR, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	52-1990078
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

1020 Hull Street

Baltimore, Maryland 21230

(Address of Principal Executive Offices) (Zip Code)

Under Armour, Inc. Amended and Restated 2005 Omnibus Long-Term Incentive Plan

(Full Title of the Plan)

Brad Dickerson

Chief Financial Officer

Under Armour, Inc.

1020 Hull Street

Baltimore, Maryland 21230

(410) 454-6428

(Name, Address and Telephone Number,

Including Area Code, of Agent for Service)

With a copy to:

John Stanton

Vice President Corporate Governance and Compliance and Secretary

1020 Hull Street

Baltimore, Maryland 21230

(410) 454-6428

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Class A common stock, par value $.0003 1/3 per share	7,300,000	$64.37	$469,901,000	$54,556

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also covers such indeterminate number of additional securities as may become issuable under the plan as the result of any future stock splits, stock dividends or similar adjustment of the Registrant’s common stock.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low sale prices of Class A common stock of Under Armour, Inc. as quoted on the New York Stock Exchange on February 23, 2011.

EXPLANATORY NOTE

Under Armour, Inc. (the “Company”) is filing this registration statement on Form S-8 (the “Registration Statement”) pursuant to and in accordance with General Instruction E of Form S-8 to register 7,300,000 additional shares of Class A Common Stock, par value $0.0003 1/3 per share (the “Class A Stock”), of the Company, issuable pursuant to the Under Armour, Inc. Amended and Restated 2005 Omnibus Long-Term Incentive Plan (the “Plan”). The Company initially registered the issuance of 2,700,000 shares of Class A Stock in connection with the Plan on its Registration Statement on Form S-8 (Registration No. 333-129932) (the “Prior Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on November 23, 2005.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I will be sent or given to eligible participants in the Plan, as specified by Rule 428(b) of the Securities Act of 1933, as amended (the “Securities Act”). Consistent with the instructions of Part I of Form S-8, such documents will not be filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus within the meaning of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The contents of the Prior Registration Statement are incorporated by reference into this Registration Statement. In addition, the following documents filed with the Commission are hereby incorporated by reference into this Registration Statement:

(a)	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 filed on February 24, 2011; and

(b)	the description of the Company’s Class A Stock contained in the Company’s Registration Statement on Form 8-A (File No. 001-33202) filed on December 8, 2006, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Company subsequent to the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in the documents incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified, superseded or replaced for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference in this Registration Statement modifies, supersedes or replaces such statement. Any such statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

The legality of the common stock covered hereby has been passed upon for the Company by John Stanton, Vice President Corporate Governance and Compliance and Secretary. Mr. Stanton beneficially owns or has rights to acquire an aggregate of less than 0.1% of the Company’s common stock and is eligible to receive awards under the plan.

Item 6.	Indemnification of Directors and Officers.

Section 2-405.2 of the Maryland General Corporation Law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services for the amount of the benefit or profit in money, property or services actually received or (b) active and deliberate dishonesty established by a final judgment as material to the cause of action. The Registrant’s charter contains such a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.

Section 2-418 of the Maryland General Corporation Law requires a corporation (unless its charter provides otherwise, which the Registrant’s charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he is made a party by reason of his service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (x) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (y) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

The Company’s charter requires the Company to indemnify and advance expenses, to the fullest extent permitted by Maryland law, to its directors and officers and, in the case of an employee or agent who is not a director or officer of the Company, allows the Company to also indemnify such persons to the extent authorized by the Company’s board of directors. The Company’s bylaws require it to indemnify, to the fullest extent permitted by Maryland law, any present or former director or officer (including individuals who, at the Company’s request, serves or has served another corporation, partnership, joint venture, trust or other enterprise (including service with respect to employee benefit plans) as a director, officer, employee or agent), and allows the Company to indemnify, to the fullest extent permitted by Maryland law, any employee or agent, against all expenses, liabilities and losses reasonably incurred or suffered by such person in connection with that status.

The Company maintains a directors’ and officers’ insurance policy. The policy insures the Company’s directors and officers against unindemnified losses ensuing from certain wrongful acts in their capacities as directors and officers and reimburses the Company for those losses for which it has lawfully indemnified the directors and officers.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Description

4.3	Under Armour, Inc. Amended and Restated 2005 Omnibus Long-Term Incentive Plan (incorporated by reference to Exhibit 10.01 of the Company’s Quarterly Report on Form 10-Q filed on May 7, 2009).

5.1	Opinion of John Stanton, Vice President Corporate Governance and Compliance and Secretary of Under Armour, Inc.

23.1	Consent of PricewaterhouseCoopers LLP.

24.1	Power of Attorney (included in signature pages).

Item 9.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(l)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 24th day of February, 2011.

UNDER ARMOUR, INC.

By:	/s/ Kevin A. Plank
Kevin A. Plank
President, Chief Executive Officer and Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, this Form S-8 Registration Statement has been signed below by the following persons in the capacities indicated on the 24th day of February, 2011.

Signature	Title	Date

/s/ Brad Dickerson Brad Dickerson	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 24, 2011

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kevin A. Plank and John P. Stanton, jointly and severally, his or her attorneys-in-fact, each with power of substitution for him or her in any and all capacities, to sign any amendments to this Registration Statement (including post-effective amendments), and to file the same, with the exhibits thereto, and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Byron K. Adams, Jr.	Director	February 24, 2011
Byron K. Adams, Jr.

/s/ Douglas E. Coltharp	Director	February 24, 2011
Douglas E. Coltharp

/s/ Anthony W. Deering	Director	February 24, 2011
Anthony W. Deering

/s/ A.B. Krongard	Director	February 24, 2011
A.B. Krongard

/s/ William R. McDermott	Director	February 24, 2011
William R. McDermott

/s/ Kevin A. Plank	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	February 24, 2011
Kevin A. Plank

/s/ Harvey L. Sanders	Director	February 24, 2011
Harvey L. Sanders

/s/ Thomas J. Sippel	Director	February 24, 2011
Thomas J. Sippel

EXHIBIT INDEX

Exhibit Number	Description

4.3	Under Armour, Inc. Amended and Restated 2005 Omnibus Long-Term Incentive Plan (incorporated by reference to Exhibit 10.01 of the Company’s Quarterly Report on Form 10-Q filed on May 7, 2009).

5.1	Opinion of John Stanton, Vice President Corporate Governance and Compliance and Secretary of Under Armour, Inc.

23.1	Consent of PricewaterhouseCoopers LLP.

24.1	Power of Attorney (included in signature pages).